VAN KAMPEN TAX FREE TRUST
VAN KAMPEN HIGH YIELD MUNICIPAL FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCoopers LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Fund, 104,582,274 shares were voted in the affirmative and 795,355 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Fund, 104,600,844 voted in the affirmative and 776,785 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Fund, 104,555,747 shares were voted in the affirmative and 821,882 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Fund, 104,600,512 shares were voted in the affirmative and 777,117 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Fund, 104,565,843 shares were voted in the affirmative and 811,786 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Fund, 104,586,572 shares were voted in the affirmative and 791,057 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Fund, 104,557,725 shares were voted in the affirmative and 819,904 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Fund, 104,594,278 shares were voted in the affirmative and 783,351 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Fund, 104,537,373 shares were voted in the affirmative and 840,256 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Fund, 104,571,772 shares were voted in the affirmative and 805,857 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Fund, 104,596,349 shares were voted in the affirmative and 781,280 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Fund, 104,602,800 shares were voted in the affirmative and 774,829 shares were withheld. With regard to the ratification of PricewaterhouseCoopers LLP to act as independent public accountants for the Fund, 103,959,769 shares were voted in the affirmative and 526,310 shares were voted against the proposal and 891,550 shares abstained from voting.